EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of BayCom Corp (the “Registrant”) that the Registrant’s Annual Report on Form 10-K/A for the period ended December 31, 2022, fully complies with the requirements  of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained  in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: July 25, 2023	By:	/s/ George J. Guarini
George J. Guarini
President and Chief Executive Officer
Date: July 25, 2023	By:	/s/ Keary L. Colwell
Keary L. Colwell
Senior Executive Vice President and Chief
Financial Officer